Exhibit 1.01

Conflict Minerals Report

I.	Introduction

A.    Our Business

Illinois Tool Works Inc. is a global manufacturer of a diversified range of industrial products and equipment with 85 divisions in 57 countries, and has prepared this Conflict Minerals Report for calendar year 2016 as provided for in Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended, and Form SD (together referred to as the "Conflict Minerals Rule"). Unless the context indicates otherwise, the terms “Company,” “ITW,” “we,” “its,” “us” and “our” refer to Illinois Tool Works Inc. and its consolidated subsidiaries. “Conflict minerals” or “3TG” as used in this report, refers to cassiterite, columbite-tantalite, gold, wolframite and their derivatives, tin, tantalum, tungsten and/or gold, without regard to their location of origin.

The Company’s operations are reported as the following segments: Automotive OEM; Food Equipment; Test & Measurement and Electronics; Welding; Polymers & Fluids; Construction Products; and Specialty Products. Each of our segments manufactures certain products that contain 3TG that are necessary to the functionality or production of the products (which we sometimes refer to herein as "in-scope" products). ITW’s in-scope products collectively contain all four 3TGs.

B.    Reasonable Country of Origin Inquiry and Due Diligence Overview

As provided for in the Conflict Minerals Rule, we conducted a "reasonable country of origin inquiry" ("RCOI"), designed in good faith to determine the origin of the 3TG that are contained in our in-scope products. See Section II. Reasonable Country of Origin Inquiry for a description of our RCOI process for 2016.

If the Company has reason to believe that any of the 3TG in our supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”), or we are unable to determine the country of origin of the 3TG, we exercise due diligence on the source and chain of custody of the 3TG and include a description of our due diligence measures in this Conflict Minerals Report. On the basis of our RCOI, we have determined that some of the 3TG contained in our products originated from a Covered Country, and we are therefore submitting this Conflict Minerals Report, which describes the due diligence we have performed pursuant to the Conflict Minerals Rule and our related processes and procedures. This report is filed as an exhibit to our Form SD and is available on our website at http://investor.itw.com/investor-information/sec-filings. Information contained on our website or otherwise actively linked to this Conflict Minerals Report is not part of or incorporated by reference into this Conflict Minerals Report or our Form SD.

C.    ITW’s Position in the Supply Chain

Most of our businesses are many levels removed from 3TG mining, smelting and processing facilities, and we have no relationships with mines. We therefore require the cooperation of our supply chain to provide information on smelters and refiners (“SORs”) as well as the origin of 3TG contained in our products, and we rely on the Conflict Free Sourcing Initiative (“CFSI”), as a member thereof, and the Conflict Free Smelter Program (“CFSP”) managed by the CFSI to conduct and recognize independent, third-party audits of SORs.

D.    Responsible Sourcing Commitment

Through the efforts described in this Conflict Minerals Report, we seek to ensure that our suppliers responsibly source 3TG. Our responsible sourcing goes beyond compliance with the Conflict Minerals Rule, however, and our Supplier Code of Conduct (which can be found at http://www.itw.com/about-itw/suppliers/page/en/supplier-code-of-conduct/) mandates compliance with all laws, and in particular prohibits use of child labor, forced labor, and discrimination, and mandates compliance with safety rules, wage and hour laws, and anti-bribery laws.

E.    Smelter and Refiner and Country of Origin Information

The Company’s in-scope products that contain 3TG are described in Section IV. Product Information. Information about SORs relating to the Company’s in-scope products is described in Section V. Identified Smelters and Refiners and on Annex A. We have not found for 2016 that any of the necessary 3TG contained in our in-scope products directly or indirectly financed or benefited armed groups in a Covered Country. However, we have not declared that any of our products are “DRC conflict free.” The terms "adjoining country," "armed group," and "DRC conflict free" have the meanings contained in the Conflict Minerals Rule.

F.    2016 Program Enhancements

For 2016, we took the following actions to enhance our RCOI and conflict minerals due diligence and mitigate sourcing risk:

Enhanced Identification of In-Scope Products and Suppliers

•	We used internal spend data cross-checked against products that typically contain 3TG to help ensure identification of all in-scope products and suppliers;

•	We refined and updated our internal product lists for our businesses and suppliers to reference;

•	We enhanced training and materials for our internal conflict minerals contacts;

Enhanced Supplier Outreach

•	In order to better communicate with our suppliers, we translated our supplier invitation letters into 8 languages;

•	In order to better communicate our Conflict Minerals Policy globally, we translated it into 7 languages, all of which available on our website;

Enhanced Smelter Outreach

•	We continued our participation in the AIAG Conflict Minerals Working Group and in the CFSI’s plenary and due diligence practices team;

•	We participate in the CFSI’s Multi-Stakeholder Call and Smelter Engagement Team;

•
We added links on our website to the CFSI smelter outreach letters that encourage SORs to become certified as Compliant (as later defined in Section III.B., and which we also sometimes refer to herein as “certified” or “conflict-free”) with the CFSP protocols;

•	We sent letters to SORs identified by our suppliers and classified by the CFSI as requiring outreach to encourage them to become certified as Compliant;

General Process Enhancements

•	Additional data was made available to our internal sourcing team showing the progress of each of our locations in the RCOI process;

•	We increased the level of assistance and support for our conflict minerals team across the enterprise;

•	We continued to revise and simplify our written communications and instructions to our businesses regarding Supplier red flag follow-up to enhance program effectiveness; and

•	We continued providing information and assistance at enterprise-wide strategic sourcing conferences.

II.    Reasonable Country of Origin Inquiry

Our RCOI utilized management systems recommended by the first step of the Organisation for Economic Co-operation and Development's Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition) (the “OECD Guidance”), and was conducted in accordance with the second step of the OECD Guidance. Selected elements of our program design and RCOI process are discussed below. However, these are not all of the discrete elements of the program that we have put in place in accordance with these steps of the OECD Guidance to help ensure that the 3TG contained in our products are responsibly sourced. The headings below conform to the headings used in the OECD Guidance for each of the first and second steps.

A.	Establish Strong Management Systems

1.    ITW Policies

ITW has adopted a company-wide Conflict Minerals Policy Statement (the "Conflict Minerals Policy"), which has been approved by ITW’s Chief Executive Officer and is available in seven languages on our website at http://www.itw.com/about-itw/suppliers/page/en/conflict-minerals-policy-statement/. Our Conflict Minerals Policy states that we do not knowingly procure 3TG that originate from the Covered Countries unless they originate from mines or SORs that are certified as having followed established protocols to allow them to be considered “conflict free.” We ask our suppliers to undertake reasonable due diligence with their supply chains to determine whether products containing 3TG used in the manufacture of our products originate from a Covered Country and, if they do originate from a Covered Country, that the SORs be certified as Compliant. The Conflict Minerals Policy encourages our suppliers to continue to support Compliant SORs in the Covered Countries and to make similar requests of their sub-suppliers. If we discover that any 3TG procured by us are produced in a Covered Country from facilities that are not certified as Compliant, we will request that our supplier ask the facility to become certified or use our best efforts to transition the product to be from Compliant sources.

ITW’s Supplier Code of Conduct (which can be found at http://www.itw.com/about-itw/suppliers/page/en/supplier-code-of-conduct/) sets forth expectations for all ITW suppliers to adhere to the highest ethical standards in the conduct of their business. It also requires suppliers to adhere to specific standards and specifically prohibits certain behaviors associated with conflict minerals, including use of child or forced labor, unsafe working conditions and bribery. The Code of Conduct also requires that, upon request, our suppliers determine whether any products provided by them contain 3TG and to take such actions as necessary to provide the information requested by ITW to conduct its RCOI, as described below under B. Identify and Assess Risk in the Supply Chain.

We do not support a general embargo of sourcing from the Covered Countries, and our Conflict Minerals Policy encourages our suppliers to continue to source from responsible sources in those countries.

2.    Cross Functional Committee

ITW has a cross-functional conflict minerals committee (the “Committee”). The Committee is headed by ITW’s Vice President of Strategic Sourcing, who reports to ITW’s Vice Chairman, and includes dedicated employees and representatives from strategic sourcing, legal, internal audit, IT, and selected personnel from various operations. Our compliance efforts are supplemented by specialist outside counsel. The Committee meets as needed to discuss the conflict minerals compliance process and developments. Senior management is briefed on the results of our due diligence efforts on a regular basis.

3.    Internal Training

We maintain an intranet conflict minerals website which contains resources, instructions and guidance on the RCOI and due diligence processes to be followed by our businesses that have or may have in-scope products. The site also contains step-by-step instructions for making supplier inquiries, including training videos regarding our RCOI and due diligence process, and can be accessed by all ITW businesses for reference. Our businesses are instructed to view at least one of the training sessions.

4.    Supplier Engagement and Training

In addition to our Conflict Minerals Policy and Supplier Code of Conduct, ITW’s standard “Terms and Conditions” with its suppliers obligates suppliers to take such actions as requested by ITW to enable us to comply with our conflict minerals disclosure requirements. We also include conflict minerals screening questions into incoming supplier bids.

Our supplier invitation letters are translated into eight languages. ITW educates key suppliers through presentations regarding our conflict minerals compliance program during supplier meetings and other interactions. The training is intended to help ensure the quality and completeness of the Conflict Minerals Reporting Templates (“CMRTs”) received from suppliers. We also post information and guidance for suppliers on our Company website and encourage our businesses to share relevant information with suppliers on the process for responding to our RCOI requests for information. See http://www.itw.com/about-itw/suppliers/.

5.    Records Retention

ITW retains its conflict minerals related records for at least five years. These records generally are maintained in an electronic format.

6.    Grievance Mechanism

ITW maintains a web- and telephone-based reporting system (“Helpline”), providing employees with a confidential reporting mechanism by which they can communicate issues and concerns associated with violations of ITW’s Principles of Conduct, which requires all employees to comply with all applicable laws and Company policies, including the Conflict Minerals Policy.
A link to the Helpline is included in our Conflict Minerals Policy on our website to provide convenient access to external stakeholders, suppliers and other third parties to communicate issues and concerns regarding ITW’s supply chain. The contact information for our Helpline is http://www.itwhelpline.ethicspoint.com.

B.    Identify and Assess Risk in the Supply Chain

Our RCOI process was used to survey our potential in-scope suppliers to identify and assess conflict mineral sourcing risk in our supply chain for the 2016 reporting cycle.

Prior to conducting our supplier survey, we made internal inquiries of our businesses to identify the in-scope products of each of our segments. All businesses were given information and guidance to assist in determining which products are in-scope. In addition, we reviewed our 2016 spend data for commodities likely to contain 3TG and notified businesses of potentially relevant suppliers that did not receive a request for conflict minerals information during the prior collection cycle.

We then surveyed all potentially in-scope suppliers to determine whether 3TG in those products originated or may have originated from a Covered Country and were not from recycled or scrap sources. Businesses with potential in-scope products were instructed to survey their suppliers regarding the origin of the 3TG contained in those products using the then latest version of the CFSI’s CMRT. The CMRT requests information regarding 3TG included in the suppliers’ products, SOR identity and location, the supplier’s RCOI process and other information about the suppliers’ conflict minerals policies and practices. Our outreach included all suppliers that we identified as having provided us with components, parts or products that contain 3TG or that we identified as potentially containing 3TG (the "Suppliers"), in an effort to comprehensively include all sources of 3TG.

ITW has an established protocol for its supplier inquiry process and uses a third party software vendor to support our process for coordinating and tracking RCOI and due diligence interactions between ITW businesses, their customers and suppliers through use of a cloud-based 3TG tracking tool (the “CM System”).

We sent 4,113 requests to Suppliers to provide us with a completed CMRT. A number of our businesses source different products from the same Supplier. Since each business sent inquiries to all of its suppliers of potentially in-scope products, the total number of unique suppliers is less than the number of Suppliers queried. We received 1,768 CMRTs from the Suppliers surveyed, as compared to 1,636 received for calendar year 2015.

The CM System issued automatic weekly follow-up reminders to non-responding Suppliers, and our businesses were given instructions regarding follow-up actions beyond the automatic reminders and in response to receipt of incomplete or incorrect CMRTs.

Our protocol also includes a follow-up process to investigate any CMRTs received that raised “red flags”. See Section III. Due Diligence for a description of the follow-up process.

Our Supplier responses identified 242 SORs certified by the CFSI as Compliant. We determined that 201 of these Compliant SORs sourced exclusively from outside the Covered Countries, including in whole or in part from recycled or scrap sources. Our determination was based on country of origin information CFSI has obtained through their smelter audit process that is made available to CFSI members.

Our Supplier responses identified an additional 18 SORs that were listed as “Active” (as later defined in Section III.B.) by the CFSI, 8 that were in communication with the CFSI and 40 that were on the CFSI’s Smelter Reference List but were not Compliant, Active or in communication.

A member of our conflict minerals team joined CFSI’s Smelter Engagement Team, and we reached out directly to the 40 SORs that were not listed as Compliant, Active or in communication with the CFSI and either asked them to become certified by the CFSI or instructed our businesses to request that their suppliers remove them from their supply chains.

Based on the results of our RCOI, we were required to conduct due diligence, as described below.

III.    Due Diligence

A.	Design Framework

ITW´s conflict minerals due diligence process is designed in conformance with the related third, fourth and fifth steps of the OECD Guidance.

B.	Due Diligence Activities

Selected elements of our program design and implementation in furtherance of the third, fourth and fifth steps of the OECD Guidance are discussed below. However, these are not all of the discrete elements of the program that we have put in place pursuant to these steps to help ensure that the 3TG contained in our products are responsibly sourced. The headings below conform to the headings used in the OECD Guidance for each of the third, fourth and fifth steps. The actions taken by the Company to address the first and second steps of the OECD Guidance are described in Section II. Reasonable Country of Origin Inquiry. See also our 2016 program enhancements discussed in Section I. Introduction.

Design and implement a strategy to respond to identified risks

The SOR information provided by Suppliers in response to the Company’s supplier survey described in Section II.B. was reviewed against the Smelter Reference List in the CMRT. SOR information also was reviewed against the lists of Compliant, Active and “in communication” SORs and country-of-origin information published by the CFSI and contained in the CM System. “Compliant” SORs have been audited and found compliant with the relevant CFSP protocol. “Active” SORs are those that are taking action to become Compliant. “In communication” SORs are those that are not yet Active but in communication with CFSP and/or a CFSI member.

CMRTs received from our Suppliers that indicated 3TG from a source within a Covered Country or that contained inconsistent smelter information triggered a “red flag” in the CM System, and communications with the flagged Suppliers were escalated. Suppliers indicating 3TG from a source within a Covered Country were asked to complete a series of additional questions, and our businesses were given written guidance and instructions for these communications. These escalated Supplier situations were reviewed on a case-by-case basis. Suppliers with CMRTs containing inconsistent smelter information were asked to revisit their submission and resubmit a corrected CMRT.

In addition, we reached out directly to the SORs that were not listed as Compliant, Active or in communication by the CFSI and either asked them to become certified by the CFSI or instructed our businesses to request that their suppliers remove them from their supply chains. Smelters that were categorized by the CFSI as “not applicable” were not addressed in our outreach efforts, as we did not consider them to be operating smelters. To the extent that identified SORs are not Compliant, we also seek to exercise leverage over these SORs to become Compliant through our participation in and support of the CFSI and its Smelter Engagement Team. We also utilize information provided by the CFSI to its members to monitor smelter and refiner improvement.

In 2016, we continued to revise and simplify our written communications and instructions to our businesses regarding Supplier red flag follow-up to enhance program effectiveness.

Our conflict minerals compliance team reported the findings from its RCOI and due diligence process to our Vice President of Strategic Sourcing, and these results were in turn discussed with senior management.

Carry out independent third party audit of supply chain diligence at identified points in the supply chain

The Company continued its membership in the CFSI for 2016 and joined its Multi-Stakeholder call and Smelter Engagement Team. Due to our location in the mineral supply chain, which is discussed earlier in this Conflict Minerals Report, we support and utilize the CFSI’s CFSP to perform third-party audits of SORs.

Report annually on supply chain due diligence

We describe our supply chain due diligence efforts in our Conflict Minerals Report. We prepare this report annually, post it on our website and file it with the SEC as an exhibit to our annual Form SD. Once filed, the Form SD and Conflict Minerals Report become available on our website. We also disclosed our efforts in the area of conflict minerals in our annual Corporate Social Responsibility Report, which is available on our website at
http://www.itw.com/wp-content/uploads/2017/03/ITW_2016CorporateSocialResponsibilityReport_FINAL-min.pdf.

IV.    Product Information

For 2016, our in-scope products included products in each of the categories below:

Arc welding and cutting equipment and consumables	Industrial ovens
Automotive components	Industrial warewashers
Catalysts	Inspection equipment
Commercial food equipment	LEDs, LCDs
Commercial cooking equipment	Marking and coding equipment
Commercial refrigerators	Mixers
Cutting equipment	Printers and dispensers
Electronic components	Production equipment
Electrical devices	Sealants
Electronic equipment	Sealing equipment
Fasteners	Soldering equipment
Fastening tools	Switches, capacitors and electronics
Filtration	Testing equipment
Flow control meters	Warehouse equipment
Hot stamp machines	Welding hardware
Industrial equipment

V.    Identified Smelters and Refiners

Our Supplier responses identified 242 SORs that were on the CFSI Compliant list, 18 that were listed as Active, 8 listed as in communication with the CFSI and 40 that were on the Smelter Reference List but not Compliant, Active or in communication with the CFSI. These facilities are listed on Annex A. The information in Annex A includes only the information and entities identified by our Suppliers as SORs that were on the Smelter Reference List contained in the CM System as of February 24, 2017, which are those entities identified to us that we were able to determine were SORs. Entities identified by our Suppliers that are not on Annex A have been submitted to the CFSI to support their ongoing effort to identify and audit all 3TG SORs.

Due to our position in the supply chain, which is discussed earlier in this Conflict Minerals Report, we rely on our Suppliers for accurate SOR information, and our RCOI and due diligence measures do not provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our in-scope products. The information that we received from most of our Suppliers was made at a company or user defined level, rather than at a product level, meaning that such Suppliers provided information on all of their products that contained 3TG, not just the products that were sold to us. Therefore, our list of SORs disclosed in Annex A may contain facilities that did not process the 3TG contained in our products. In addition, the identified SORs may not include all SORs present in our in-scope product supply chain, since some Suppliers were unable to identify all of the SORs in their supply chain.

Annex A includes information concerning the smelter locations of the SORs listed. We applied the information made available to CFSI members regarding the countries of origin of these smelters and have not found for 2016 that any of our in-scope products contained necessary 3TG that directly or indirectly financed or benefited an armed group in a Covered Country. However, we have not declared that any of our products are “DRC conflict free.”

VI.    Additional Risk Mitigation

In addition to the actions described elsewhere in this Conflict Minerals Report, we intend to take or continue the following steps in respect of our 2017 compliance to mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups:

•	Continue to analyze and review our current processes to improve their effectiveness and efficiency.

•	Analyze spend data against supplier response data to identify inconsistencies and areas of potential enhanced focus for supplier outreach efforts.
Engage with Suppliers that provided incomplete responses or that did not provide responses for 2016 to help ensure that they will provide requested information for 2017.

•	Continue to enhance supplier communication and training to improve RCOI and due diligence data accuracy and completion.

•
Through our direct suppliers, continue to seek to influence uncertified SORs in our supply chain to obtain a Compliant certification by engaging with Suppliers who identified uncertified SORs that are not actively pursuing certification to encourage them to pursue certification.

•	Continue our membership in the CFSI and participation in its Multi-Stakeholder, Due Diligence and Smelter Engagement Teams and support the CFSI’s certification of SORs.

•	Continue to submit to the CFSI facilities identified by our Suppliers that are not on the Smelter Reference List, to support the CFSI's ongoing effort to identify and audit all 3TG SORs.

VII.    Forward Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expectations concerning the Company’s future actions to identify improvements to our due diligence processes, to engage with our suppliers, and to take other actions regarding our product sourcing. These statements are subject to certain risks, uncertainties and other factors, including but not limited to, decisions to make changes to our continual improvement efforts and delays or difficulties in engaging suppliers and/or transitioning sources of product containing 3TG.

Annex A to Exhibit 1.01 CFSI Smelters or Refiners

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Compliant
Gold	Asahi Pretec Corp.	JAPAN	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	AU Traders and Refiners	SOUTH AFRICA	Compliant
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	Compliant
Gold	DODUCO GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Compliant

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Compliant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	Compliant
Gold	Materion	UNITED STATES OF AMERICA	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Compliant
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	PAMP S.A.	SWITZERLAND	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Precinox S.A.	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)	Compliant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Compliant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Compliant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	Torecom	KOREA (REPUBLIC OF)	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Valcambi S.A.	SWITZERLAND	Compliant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Compliant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Bangalore Refinery	INDIA	Active
Gold	Cendres + Metaux S.A.	SWITZERLAND	Active
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active
Gold	Marsam Metals	BRAZIL	Active
Gold	Modeltech Sdn Bhd	MALAYSIA	Active
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Active
Gold	Tony Goetz NV	BELGIUM	Active
Gold	HeeSung Metal Ltd.	KOREA (REPUBLIC OF)	Active
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Active
Gold	Caridad	MEXICO	On Smelter Reference List
Gold	HwaSeong CJ CO., LTD.	KOREA (REPUBLIC OF)	On Smelter Reference List
Gold	Morris and Watson	NEW ZEALAND	On Smelter Reference List
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	On Smelter Reference List
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	On Smelter Reference List

Gold	L'azurde Company For Jewelry	SAUDI ARABIA	On Smelter Reference List
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	On Smelter Reference List
Gold	Sudan Gold Refinery	SUDAN	On Smelter Reference List
Gold	Chugai Mining	JAPAN	In Communication
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	In Communication
Gold	Remondis Argentia B.V.	NETHERLANDS	In Communication
Gold	SAAMP	FRANCE	In Communication
Gold	SAFINA A.S.	CZECH REPUBLIC	In Communication
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)	In Communication
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	In Communication
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	On Smelter Reference List
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	On Smelter Reference List
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	On Smelter Reference List
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	On Smelter Reference List
Gold	Guangdong Jinding Gold Limited	CHINA	On Smelter Reference List
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	On Smelter Reference List
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	On Smelter Reference List
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	On Smelter Reference List
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	On Smelter Reference List
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	On Smelter Reference List
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	On Smelter Reference List
Gold	Lingbao Gold Co., Ltd.	CHINA	On Smelter Reference List
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	On Smelter Reference List
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	On Smelter Reference List
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	On Smelter Reference List
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	On Smelter Reference List
Gold	Sai Refinery	INDIA	On Smelter Reference List
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	On Smelter Reference List

Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	On Smelter Reference List
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	On Smelter Reference List
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	On Smelter Reference List
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	NPM Silmet AS	ESTONIA	Compliant

Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)	Compliant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Compliant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Compliant
Tin	Alpha	UNITED STATES OF AMERICA	Compliant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Compliant
Tin	CV Ayi Jaya	INDONESIA	Compliant
Tin	CV Dua Sekawan	INDONESIA	Compliant
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Compliant
Tin	CV Tiga Sekawan	INDONESIA	Compliant
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	Elmet S.L.U.	SPAIN	Compliant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Compliant
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Compliant
Tin	Gejiu Jinye Mineral Company	CHINA	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Compliant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Compliant

Tin	Metallo-Chimique N.V.	BELGIUM	Compliant
Tin	Mineracao Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Compliant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	PT Karimun Mining	INDONESIA	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT O.M. Indonesia	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Thaisarco	THAILAND	Compliant
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Compliant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Compliant
Tin	Yunnan Tin Company Limited	CHINA	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Active

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Active
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Active
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Active
Tin	Modeltech Sdn Bhd	MALAYSIA	Active
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Active
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	In Communication
Tin	An Thai Minerals Co., Ltd.	VIET NAM	On Smelter Reference List
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	On Smelter Reference List
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	On Smelter Reference List
Tin	Estanho de Rondonia S.A.	BRAZIL	On Smelter Reference List
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	On Smelter Reference List
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	On Smelter Reference List
Tin	Super Ligas	BRAZIL	On Smelter Reference List
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Compliant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA	Active
Tungsten	ACL Metais Eireli	BRAZIL	Active
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	On Smelter Reference List
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	On Smelter Reference List
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	On Smelter Reference List
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	On Smelter Reference List

Country of Origin Information

The countries of origin of the 3TG processed by the Compliant SORs listed above may have included minerals from the respective countries listed below. The listed countries of origin are derived from information made available by the CFSI to its members. Except for the DRC, the CFSI does not indicate individual countries of origin of the 3TG processed by Compliant SORs. Instead, the CFSI indicates country of origin by category. Compliant SORs listed above sourced minerals directly and/or indirectly (second tier smelter) from one or more of the following categories: L1, countries not identified as conflict regions or plausible areas of smuggling or export of 3TG from the DRC and its nine adjoining countries; L2, countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG; L3, which includes the DRC and its nine adjoining countries; and/or The Democratic Republic of Congo (DRC).

L1: Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Ecuador, Eritrea, Ethiopia, France, Guinea, Ghana, Guatemala, Guinea, Guyana,

Honduras, India, Indonesia, Japan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russia, Senegal, Sierra Leone, Spain, Thailand, Togo, the United States of America, Uzbekistan, Vietnam, Zimbabwe

L2: Mozambique, South Africa

L3: Burundi, Rwanda Uganda

The Democratic Republic of Congo (DRC)

In addition, according to information made available by the CFSI to its members, some of the listed SORs processed 3TG originating solely from recycled or scrap sources and others processed both recycled and scrap content and newly mined content from one or more of the regions indicated above.

Because the CFSI generally does not indicate individual countries of origin of the 3TG processed by Compliant SORs, we were not able to determine the countries of origin of the 3TG processed by the listed Compliant SORs with greater specificity. In addition, for some of the listed Compliant SORs, origin information is not disclosed. We did not determine the countries of origin of the 3TG processed by other SORs listed on this Annex A.